EXHIBIT 10.2










                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              NATURE VISION, INC.,

                           PHOTO CONTROL CORPORATION,

                              PC ACQUISITION, INC.,

                  JEFF ZERNOV (AS STOCKHOLDERS' REPRESENTATIVE)

                                       AND

                          THE UNDERSIGNED STOCKHOLDERS


                                 April 15, 2004











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                                TABLE OF CONTENTS

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


ARTICLE 1  THE MERGER........................................................25
         1.1     The Merger..................................................25
         1.2     Closing; Effective Time.....................................25
         1.3     Effect of the Merger........................................25
         1.4     Certificate of Incorporation; Bylaws........................25
         1.5     Directors and Officers......................................26
         1.6     Effect on Capital Stock.....................................26
         1.7     Surrender of Certificates...................................30
         1.8     No Further Ownership Rights in Target Capital Stock.........32
         1.9     Lost, Stolen or Destroyed Certificates......................32
         1.10    Tax and Accounting Consequences.............................32
         1.11    Exemption from Registration.................................33
         1.12    Taking of Necessary Action; Further Action..................33

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF TARGET..........................33
         2.1     Organization, Standing and Power............................33
         2.2     Capital Structure...........................................33
         2.3     Authority; Noncontravention.................................34
         2.4     Financial Statements........................................34
         2.5     Absence of Certain Changes..................................35
         2.6     Absence of Undisclosed Liabilities..........................35
         2.7     Accounts Receivable.........................................35
         2.8     Litigation, Restrictions on Business Activities.............35
         2.9     Minute Books................................................36
         2.10    Governmental Authorization..................................36
         2.11    Title to Property...........................................36
         2.12    Intellectual Property.......................................36
         2.13    Environmental Matters.......................................37
         2.14    Taxes.......................................................37
         2.15    Employee Benefit Plans......................................38
         2.16    Employment Matters..........................................39
         2.17    Related Party Transactions..................................39
         2.18    Insurance...................................................40
         2.19    Compliance with Laws........................................40
         2.20    Real Property...............................................40
         2.21    Brokers' and Finders' Fees..................................40
         2.22    Vote Required...............................................40
         2.23    Inventory...................................................40
         2.24    Customers and Suppliers.....................................40
         2.25    Material Contracts..........................................41



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         2.26    Complete Copies of Materials................................41
         2.27    Representations Complete....................................41
         2.28    Projections.................................................41

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB.........42
         3.1     Organization, Standing and Power............................42
         3.2     Capitalization and Voting Rights............................42
         3.3     Authority...................................................43
         3.4     SEC Documents; Financial Statements.........................44
         3.5     Financial Statements........................................44
         3.6     Absence of Certain Changes..................................45
         3.7     Absence of Undisclosed Liabilities..........................45
         3.8     Accounts Receivable.........................................45
         3.9     Litigation, Restrictions on Business Activities.............45
         3.10    Minute Books................................................45
         3.11    Governmental Authorization..................................45
         3.12    Title to Property...........................................46
         3.13    Intellectual Property.......................................46
         3.14    Environmental Matters.......................................46
         3.15    Taxes.......................................................46
         3.16    Employee Benefit Plans......................................47
         3.17    Employment Matters..........................................47
         3.18    Related Party Transactions..................................48
         3.19    Insurance...................................................49
         3.20    Compliance with Laws........................................49
         3.21    Real Property...............................................49
         3.22    Brokers' and Finders' Fees..................................49
         3.23    Inventory...................................................49
         3.24    Customers and Suppliers.....................................49
         3.25    Material Contracts..........................................49
         3.26    Complete Copies of Materials................................50
         3.27    Representations Complete....................................50
         3.28    Projections.................................................50

ARTICLE 4  CONDUCT PRIOR TO THE EFFECTIVE TIME...............................51
         4.1     Conduct of Business of Target...............................51
         4.2     Target Notices..............................................54
         4.3     Conduct of Business of Acquiror.............................54
         4.4     Acquiror Notices............................................58

ARTICLE 5  ADDITIONAL AGREEMENTS.............................................58
         5.1     No Solicitation.............................................58
         5.2     Shareholders Meeting or Consent Solicitation................59
         5.3     Access to Information.......................................60
         5.4     Confidentiality.............................................60

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         5.5     Public Disclosure...........................................60
         5.6     Consents; Cooperation.......................................61
         5.7     Update Disclosure; Breaches.................................61
         5.8     Irrevocable Proxies.........................................61
         5.9     Legal Requirements..........................................62
         5.10    Tax-Free Reorganization.....................................62
         5.11    Listing of Additional Shares................................62
         5.12    Additional Agreements; Best Efforts.........................62
         5.13    Employee Benefits...........................................62
         5.14    Preparation of Tax Return...................................63
         5.15    Sales, Transfer and Other Taxes.............................63
         5.16    Royalty Payments............................................63

ARTICLE 6  CONDITIONS TO THE MERGER..........................................63
         6.1     Conditions to Obligations of Each Party to Effect
                 the Merger..................................................63
         6.2     Additional Conditions to Obligations of Target..............64
         6.3     Additional Conditions to the Obligations of Acquiror........66

ARTICLE 7  TERMINATION, EXPENSES, AMENDMENT AND WAIVER.......................70
         7.1     Termination.................................................70
         7.2     Effect of Termination.......................................71
         7.3     Expenses and Termination Fees...............................71
         7.4     Amendment...................................................72
         7.5     Extension; Waiver...........................................72

ARTICLE 8  INDEMNIFICATION...................................................72
         8.1     Time Limitations............................................72
         8.2     Amount Limitations..........................................73
         8.3     Indemnification by Signing Stockholders.....................73
         8.4     Indemnification by Acquiror.................................74
         8.5     Matters Involving Third Parties.............................74
         8.6     Escrow Fund.................................................76
         8.7     Exclusive Remedy............................................76
         8.8     Stockholders' Representative................................77
         8.9     Actions of the Stockholders' Representative.................78

ARTICLE 9  GENERAL PROVISIONS................................................80
         9.1     Notices.....................................................80
         9.2     Interpretation..............................................81
         9.3     Counterparts................................................81
         9.4     Entire Agreement; No Third Party Beneficiaries..............81
         9.5     Severability................................................81
         9.6     Remedies Cumulative.........................................82
         9.7     Governing Law...............................................82
         9.8     Assignment..................................................82
         9.9     Rules of Construction.......................................83



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         9.10    Amendments and Waivers......................................83







































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                                    SCHEDULES
                                    ---------

Schedule 1.6(e) - Stock Options, Warrants, Convertible Debt
Schedule 6.3(o) - Release of Security Interests

Target Disclosure Schedule
Acquiror Disclosure Schedule


                                    EXHIBITS
                                    --------

Exhibit A - Articles of Merger
Exhibit B - Irrevocable Proxy
Exhibit C - Acquiror's Legal Opinion
Exhibit D - Target's Legal Opinion
Exhibit E - Target FIRPTA Notification Letter
Exhibit F - Escrow Agreement


























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                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 15, 2004, by and among Photo Control Corporation, a Minnesota corporation ("Acquiror"), PC Acquisition, Inc., a Minnesota corporation ("Merger Sub"), Nature Vision, Inc., a Minnesota corporation ("Target"), the Stockholders' Representative ("Stockholders' Representative"), and Dean Capra and Tony Capra (together with the Stockholders' Representative, each a "Signing Stockholder" and, collectively, the "Signing Stockholders"). Target, Merger Sub, Acquiror, Stockholders' Representative and the Signing Stockholders are referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the shareholders and stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, each outstanding share of common stock of Target, $.01 par value ("Target Common Stock"), shall be converted into shares of common stock of Acquiror, $.08 par value ("Acquiror Common Stock"), at the rate set forth herein.

C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a tax free reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

E. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, all of the Signing Stockholders are delivering to Acquiror irrevocable proxies to vote the shares of Target's Common Stock owned by such persons to approve the Merger and against any competing proposals.


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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER
                                   ----------

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") and the applicable provisions of the Minnesota Business Corporation Act ("Minnesota Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in
         Article 6 or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gray, Plant, Mooty, Mooty & Bennett P.A., or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger, together with the required officers' certificates, with the Secretary of State of the State of Minnesota, in accordance with the relevant provisions of Minnesota Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

1.4      Certificate of Incorporation; Bylaws.

         (a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect


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                  immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Minnesota Law and such Certificate of Incorporation.

         (b) Bylaws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. The directors of the Surviving Corporation shall be the Stockholders' Representative and such other members as designated by the Stockholders' Representative, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of the Surviving Corporation shall be as designated by the Stockholders' Representative, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

         (a) Conversion of Target Common Stock. The maximum number of shares of Acquiror Common Stock to be issued or reserved for issuance in exchange for the acquisition by Acquiror of all outstanding Target Common Stock shall be 2,200,000 shares subject to adjustment as set forth in Section 1.6(f) and reduced as a result of (as adjusted and reduced, the "Total Acquiror Shares"): (i) any Dissenting Shares (as defined below) and (ii) any Stock Options (as defined in Section 1.6(e)). No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of
                  (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding options to purchase shares of Target Common Stock. Subject to the terms and conditions of this Agreement and the Articles of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Common Stock, at the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and except respect to which such persons shall become entitled to exercise dissenters' rights in

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                  accordance with the Minnesota Law, Sections 302A.471 and
                  302A.473 ("Dissenting Shares")) shall be cancelled and extinguished and converted into and become the right to receive .58137 shares of Acquiror Common Stock (the "Exchange Ratio").

         (b) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time. The Exchange Ratio shall also be adjusted to reflect the issuance of any shares of Target Common Stock occurring after the date hereof and prior to the Effective Time, other than issued pursuant to the exercise of Stock Options.

         (c) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price. "Closing Price" means the average closing price per share of Acquiror's Common Stock on the Nasdaq Small Cap Market over the 30 day period preceding the Closing Date.

         (d) Dissenters' Rights. Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Minnesota Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Minnesota Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Minnesota law, becomes entitled to payment of the fair value for shares of Target Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall


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                  lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Target Common Stock, the number of shares of Acquiror Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 and the Articles of Merger less the number of shares allocable to such shareholder that have been or will be deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 1.7 and Article 8.

         (e)      Stock Options, Warrants, Convertible Debt and Related Matters.
                  Schedule 1.6(e) sets forth each stock option, warrant and convertible debt issued by Target and outstanding on the date of this Agreement (collectively, the "Stock Options"), including the number of shares of Target capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option, whether or not fully exercisable. No additional Stock Options will be granted by Target on or after the date hereof. On the Closing Date, Target shall deliver to Acquiror an updated
                  Schedule 1.6(e) current as of such date to reflect the exercise of any Stock Options. Prior to the Closing Date, Target shall take all actions necessary so that effective as of the Effective Time, Target shares shall no longer be deliverable upon exercise thereof and in lieu of Target shares, such Stock Options shall be exercisable for a number of Acquiror shares equal to the number of Target shares subject to such Stock Options multiplied by the Exchange Ratio. The per share exercise price for each such Stock Option shall be the current exercise price per Target share divided by the Exchange Ratio. Effective as of the Effective Time, Acquiror shall assume all obligations of Target with respect to such Stock Options, as so modified. Promptly following the Effective Time, Acquiror shall issue new option agreements, warrants, or convertible debt instruments, as the case may be, representing such Stock Options, as so modified.

         (f)      Total Acquirer Shares Adjustment.

                  (i) Within 7 days after the Closing Date, the Stockholders' Representative will prepare and deliver to Acquiror a draft balance sheet prepared in accordance with generally accepted accounting principles ("GAAP") (the "Draft Balance Sheet") for the Surviving Corporation as of the close of business on the Closing Date


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                           (determined on a pro forma basis as though the
                           Parties had not consummated the transactions contemplated by this Agreement). The Stockholders' Representative will make available to Acquiror and its accountants the work papers and back-up materials used in preparing the Draft Balance Sheet.

                  (ii) If Acquiror has any objections to the Draft Balance Sheet, then it must deliver a detailed statement describing its objections to Stockholders' Representative within 2 days after receiving the Draft Balance Sheet. Acquiror and the Stockholders' Representative will use reasonable efforts to resolve any such objections themselves through good faith negotiation. If they do not obtain a final resolution within 10 days after the Stockholders' Representative has received the statement of objections, however, Acquiror and the Stockholders' Representative will select a mutually acceptable, nationally-recognized accounting firm to resolve any remaining objections. Acquiror will pay the costs and expenses of any accounting firm so used. The determination made by such accounting firm will be set forth in writing and will be conclusive and binding upon the Parties. The "Final Balance Sheet" means the Draft Balance Sheet together with any revisions made pursuant to this
                           Section 1.6(f).

                  (iii) The Total Acquiror Shares shall be reduced by 1 share of stock for each $1 that the Target's Net Asset Value (as defined below) as of June 30, 2004 and set forth on the Final Balance Sheet is less than $1,150,000 (not including adjustments relating to the grant of stock options). Acquiror will recover such shares from the Escrow Shares held in the Escrow Fund, provided, however, that such reductions shall not exceed the total amount of the Escrow Shares held in the Escrow Fund. For the purposes of this Section
                           1.6 "Target's Net Asset Value" means Target's total assets less Target's total liabilities, both determined in accordance with GAAP consistently applied.

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1.7      Surrender of Certificates.

         (a) Exchange Agent. Signature Stock Transfer, Inc. shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) Acquiror to Provide Common Stock. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article 1, through such reasonable procedures as Acquiror may adopt, the Total Acquiror Shares less the number of shares of Acquiror Common Stock to be deposited into the Escrow Fund (as defined in Section 8.6) pursuant to the requirements of Article 8.

         (c) Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to
                  Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 8 and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror

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                  Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.6, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section 8.6) a certificate or certificates representing 10% of the Total Acquiror Shares (the "Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section
                  1.7. Subject to the provisions of Section 8.8, the Escrow Shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article 8. To the extent not used for such purposes, the Escrow Shares shall be released, all as provided in Article 8.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered,


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                  or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

         (f)      No Liability. Notwithstanding anything to the contrary in this
                  Section 1.7, none of the Exchange Agent, Acquiror, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this
                  Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to
                  Section 1.6.

1.8 No Further Ownership Rights in Target Capital Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Acquiror for any reason, they shall be canceled and exchanged as provided in this Article 1.

1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
         Section 368 of the

         Code. No Party shall take any action which would, to such Party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code.

1.11 Registration of Acquiror Common Stock. The shares of Acquiror Common Stock to be issued in connection with the Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act").

1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

         Target and the Signing Stockholders, jointly and severally, represent and warrant to Acquiror that the statements contained in this Article 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the attached disclosure schedule accompanying this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule will be arranged in paragraphs corresponding to the sections contained in this Article 2.

2.1 Organization, Standing and Power. Target is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Target has full corporate power and authority and all permits and licenses necessary to carry on the businesses in which it is engaged and which it proposes to engage. There are no outstanding powers of attorney executed on behalf of Target and Target is not a guarantor of any other person or entity. Target has no subsidiaries and does not own, directly or indirectly, any equity interest in any entity.

2.2 Capital Structure. The authorized capital of Target consists of 10,000,000 shares of Target Common Stock, of which 3,076,500 shares are issued and outstanding. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record as set forth in Schedule 2.2. There are no outstanding or authorized option, warrant, purchase right, phantom stock or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock other than pursuant to the exercise of an option outstanding as of the date of this Agreement under Target's Stock Option Plan ("Target Stock Option Plan").

2.3      Authority; Noncontravention.

         (a) Each of Target and the Signing Stockholders has full power and authority to enter into this Agreement and the ancillary agreements hereto (collectively, the "Transaction Documents") and to perform their obligations thereunder. The Transaction Documents to which any of Target or the Signing Stockholders is a party constitute valid and legally binding obligations of each of Target and the Signing Stockholders, as applicable, enforceable in accordance with their respective terms and conditions.

         (b) The execution and delivery of the Transaction Documents by Target do not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any Target Material Contract (as defined in Section 2.25), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any third person or any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of any of the Transaction Documents or the consummation of the transactions contemplated thereby.

2.4 Financial Statements. Target has delivered to Acquiror its audited financial statements (balance sheet and statement of operations) for the fiscal years ended December 31, 2002 and December 31, 2003 ("Most Recent Target Fiscal Year End") and its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis as at, and for the 2 month period ended February 29, 2004 ("Most Recent Target Fiscal Month End") (collectively, the "Target Financial Statements"). The Target Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Target Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financing statements, to normal year-end audit adjustments which are not material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with GAAP. Target's Net Asset Value was greater than $1,400,000 as of December 31, 2003.

2.5 Absence of Certain Changes. Since the Most Recent Target Fiscal Year End, there have been no changes in the assets, business, financial condition, operations, results of operations or future prospects of Target that individually or in the aggregate would have a Material Adverse Effect (as defined in Section 9.2) on Target.

2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the Target balance sheet for the period ended February 29, 2004 ("Target Balance Sheet"), and (b) those incurred in the ordinary course of business prior to the Most Recent Target Fiscal Month End and not required to be set forth in the Financial Statements under GAAP. As of the Most Recent Target Fiscal Year End, Target has no debt other than trade payables and accruals arising in the ordinary course of business and the debt totaling approximately $527,000 secured by Target Real Property (as defined in Section 2.20) and 2 automobile loans.

2.7 Accounts Receivable. All material notes and accounts receivable of Target are reflected properly on Target's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Target Financial Statement (rather than in any of its notes) for the fiscal year ended December 31, 2003, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

2.8 Litigation, Restrictions on Business Activities. There is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the knowledge of Target, alleged against it. Target is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or governmental agency. There is no agreement or law binding upon Target, as opposed to the application of such to those operating in the business industry generally, that has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Target with respect to its business.

2.9 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Target currently operates or holds any interest in any of its properties or (b) that is required for the operation of Target's business or the holding of any such interest (collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect.

2.11 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character ("Security Interests"), except
         (i) the for Security Interests for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and
         (iii) Security Interests securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair.

2.12 Intellectual Property. Target owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of any of Target as presently conducted and as presently proposed to be conducted ("Target Intellectual Property"). Each item of Target Intellectual Property will be owned or available for use by Surviving Corporation on identical terms and conditions immediately after the Closing. Target has taken all necessary action to maintain and protect each item of Target Intellectual Property that it owns or uses. Target has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party.

         "Intellectual Property" means (A) inventions (whether or not patentable); trade names, trade marks, service marks, logos and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort and (B) patent rights; Mark rights; copyrights; mask work rights; SUI GENERIS database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto.

2.13 Environmental Matters. Target is and has at all times operated its business in material compliance with all Environmental Laws and to the best of Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws.

         "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C.ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq., and the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq.

2.14 Taxes. Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Target has paid all Taxes owed by Target, whether or not disputed. True, correct and complete copies of all federal and state Tax Returns filed by Target for the preceding 2 fiscal years have been delivered or made available to Acquiror. None of Target's assets have a Security Interest that arose in connection with the failure to pay any tax. Target has withheld and paid all taxes required to have been withheld and paid in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party. Target has not waived any statute of limitations or agreed to any extension of time with respect to a tax assessment or deficiency. No material Tax liability since December 31, 2003 has been incurred by Target other than in the ordinary course of business.

          "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition, whether disputed or not. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, attachment or amendment.

2.15 Employee Benefit Plans. Schedule 2.15 list all of Target's pension or profit sharing plans, benefit plans including, without limitation, any disability, medical, dental, workers compensation, health insurance, life insurance, vacation, benefits plans, incentive plans, fringe benefit plans and any other material plans, programs, agreements or arrangements which provide benefits to any current or former employee of Target (collectively, "Target Plans"). With respect to each Target Plan that is an employee benefit plan (as defined in section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")), the requirements of ERISA applicable to such Target Plan have been satisfied in all material respects. All the accrued obligations of Target, whether arising by operation of law, by contract or by past custom, for payments by Target to any 401k plan or other employee benefit plan, trust or other funds or any governmental agency with respect to unemployment compensation benefits, vacation and sick time pay, social security benefits or any other benefits for employees of Target shall have been paid prior to the Closing. All contributions, premiums or other payments due from the Target to (or under) any Target Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

2.16     Employment Matters.

         (a) Schedule 2.16 contains a description of any written or oral employment agreements, labor agreements, consulting agreements or termination or severance agreements to which Target is a party.

         (b) Target has complied in all respects with all Laws relating to employment, including without limitation all Laws concerning equal employment opportunity, nondiscrimination, leaves and absences, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. To Target's knowledge, no executive, key employee or group of employees has any plans to terminate employment with Target. Target has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Target has not committed any unfair labor practice. To Target's knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of Target.

         (c) The consummation of the transactions contemplated herein will not result in (i) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (ii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iii) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

2.17 Related Party Transactions. Schedule 2.17 lists all contracts and agreements between Target, on one hand, and any of Target's shareholders employees, officers, or directors or member of his or her immediate family, on the other. All such contracts and agreements will, except as noted on Schedule 2.17, be terminated immediately prior to the Closing. None of Target's shareholders employees, officers, or directors or member of his or her immediate family owns any asset, tangible or intangible, that is used in the business of Target.

2.18 Insurance. Target's policies of fire, liability and other forms of insurance covering Target are of the type, coverage and in such amounts as are customary of Target's business, and are duly enforceable through the Closing Date.

2.19 Compliance with Laws. Target has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation (collectively, "Laws") with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

2.20 Real Property. Target does not lease any real property. Schedule 2.20 lists and describes briefly all real property that Target owns ("Target Real Property"). With respect to the Target Real Property: (a) Target has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restrictions, and there are no parties (other than Target) in possession of or using the Target Real Property.

2.21 Brokers' and Finders' Fees. Neither Target nor any of the Signing Stockholders has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Acquiror could become liable or obligated.

2.22 Vote Required. The affirmative vote of a majority of the holders of the Target Common Stock outstanding on the record date set for the Target Shareholders Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

2.23 Inventory. The material inventory of Target consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Target.

2.24 Customers and Suppliers. Schedule 2.24 lists (a) the 5 largest customers and suppliers of Target for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales and percentage of materials or services attributable to such customer or supplier, respectively and
         (b) any additional current customers and suppliers that Target anticipates will be among the 4 largest customers and suppliers for the current fiscal year. No customer or supplier listed on Schedule 2.24 has indicated that it will stop, or decrease the rate of, buying or supplying, as the case may be, materials, products or services from Target.

2.25 Material Contracts. Schedule 2.25 lists all material contracts and other agreements, whether written or oral, to which Target is a party or by which it is bound (collectively, the "Target Material Contracts"). Target has delivered to Acquiror a correct and complete copy of each written agreement listed in Schedule 2.25 and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 2.25. With respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable and in full force and effect; (b) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default; (d) no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (e) no party has repudiated any provision of the agreement.

2.26 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

2.27 Representations Complete. None of the representations or warranties made by Target or the Signing Stockholders herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target or the Signing Stockholders pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.28 Projections. Target and the Signing Stockholders each acknowledge and agree that neither Acquiror nor Merger Sub makes any representations or warranties (express, implied, at common law, statutory or otherwise) with respect to the accuracy or completeness of any projections, financial or otherwise, now, previously or hereafter made available to any of Target and the Signing Stockholders in connection with this Agreement. Target and the Signing Stockholders each acknowledge and agree that each has fully conducted and is relying exclusively upon (a) Acquiror's and Merger Sub's representations and warranties contained in
         Section 3 of
         this Agreement and (b) its own inspections and investigation as to the condition and suitability of the business, assets, real and personal properties, Liabilities, results of operations, condition (financial or otherwise) and prospects of Acquiror or Merger Sub.

                                    ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB
            ---------------------------------------------------------

         Acquiror and Merger Sub, jointly and severally, represent and warrant to Target and Signing Stockholders that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the attached disclosure schedule accompanying this Agreement (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule will be arranged in paragraphs corresponding to the sections contained in this Article 3.

3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror and Merger Sub, respectively. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target.

3.2      Capitalization and Voting Rights.

         (a) As of the Closing Date, except as set forth on the Acquiror Disclosure Schedule, the authorized capital of Acquiror will consist of 50,000,000 shares of Acquiror Common Stock, of which 1,720,163 shares are issued and outstanding.

         (b) The outstanding shares of Acquiror Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

         (c) As of the Closing Date, except as set forth on the Acquiror Disclosure Schedule, Acquiror is not required to issue more than 243,001 shares of Acquiror Common Stock pursuant to: (i) any options outstanding as of the Closing Date under Acquiror's stock option plan, (ii) warrants for Acquiror Common Stock, and (iii) Acquiror's convertible debt. Acquiror has reserved an additional 71,572 shares of Acquiror Common Stock for purchase upon exercise of options to be granted in the future under Acquiror's stock option plan. Acquiror is not a party or subject to any agreement or understanding, and, to the best of Acquiror's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Acquiror.

3.3      Authority.

         (a) Each of Acquiror and Merger Sub has full power and authority to enter into the Transaction Documents and to perform their obligations thereunder. The Transaction Documents to which either Acquiror or Merger Sub is a party constitute valid and legally binding obligations of each of Acquiror and Merger Sub, as applicable, enforceable in accordance with their respective terms and conditions.

         (b) The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under
                  (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any Acquiror Material Contract (as defined in Section 3.25) permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of the Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated thereby.

3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since January 1, 2003, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Acquiror is not in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document.

3.5 Financial Statements. Acquiror has delivered to Target its audited financial statements (balance sheet and statement of operations) for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 ("Most Recent Acquiror Fiscal Year End") and its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis as at, and for the 2 month period ended February 29, 2004 ("Most Recent Acquiror Fiscal Month End") (collectively, the "Acquiror Financial Statements"). The Acquiror Financial Statements have been prepared in accordance with GAAP (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Acquiror Financial Statements fairly present the financial condition and operating results of Acquiror as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financing statements, to normal year-end audit adjustments which are not material in the aggregate. Acquiror maintains a standard system of accounting established and administered in accordance with GAAP.

3.6 Absence of Certain Changes. Since the Most Recent Acquiror Fiscal Year End, there have been no changes in the assets, business, financial condition, operations, results of operations or future prospects of Acquiror that individually or in the aggregate would have a Material Adverse Effect on Acquiror.

3.7 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Acquiror balance sheet for the period ended February 29, 2004 ("Acquiror Balance Sheet"), and (ii) those incurred in the ordinary course of business prior to the Most Recent Fiscal Month End and not required to be set forth in the Acquiror Financial Statements under GAAP.

3.8 Accounts Receivable. All material notes and accounts receivable of Acquiror are reflected properly on Acquiror's books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Acquiror Financial Statement (rather than in any of its notes) for the fiscal year ended December 31, 2003, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Acquiror.

3.9 Litigation, Restrictions on Business Activities. There is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed, commenced or, to the knowledge of Target, alleged against it. Target is not operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or governmental agency. There is no agreement or law binding upon Target, as opposed to the application of such to those operating in the business industry generally, that has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Target with respect to its business.

3.10 Minute Books. The minute books of Acquiror made available to Target contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Acquiror through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.11 Governmental Authorization. Acquiror has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Acquiror currently operates or holds any interest in any of its properties or

         (b) that is required for the operation of Acquiror's business or the holding of any such interest (collectively called "Acquiror Authorizations"), and all of such authorizations are in full force and effect.

3.12 Title to Property. Acquiror has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Acquiror Balance Sheet or acquired after the date of the Acquiror Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Acquiror Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all Security Interests, except
         (i) the for Security Interests for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and
         (iii) Security Interests securing debt that are reflected on the Acquiror Balance Sheet. The plants, property and equipment of Acquiror that are used in the operations of its business are in good operating condition and repair.

3.13 Intellectual Property. Acquiror owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of any of Acquiror as presently conducted and as presently proposed to be conducted ("Acquiror Intellectual Property"). Each item of Acquiror Intellectual Property will be owned or available for use by Acquiror on identical terms and conditions immediately after the Closing. Acquiror has taken all necessary action to maintain and protect each item of Acquiror Intellectual Property that it owns or uses. Acquiror has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party.

3.14 Environmental Matters. Acquiror is and has at all times operated its business in material compliance with all Environmental Laws and to the best of Acquiror's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws.

3.15 Taxes. Acquiror has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Acquiror has paid all Taxes owed by Acquiror, whether or not disputed. True, correct and complete copies of all federal and state Tax Returns filed by Acquiror for the preceding 2 fiscal years have been delivered or made available to Target. None of Acquiror's assets have a Security Interest that arose in connection with the failure to pay any tax. Acquiror has withheld and paid all taxes required to have been withheld and paid in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party. Acquiror has not waived any statute of limitations or agreed to any extension of time with respect to a tax assessment or deficiency. No material Tax liability since December 31, 2003 has been incurred by Acquiror other than in the ordinary course of business.

3.16 Employee Benefit Plans. Schedule 3.16 list all of Acquiror's pension or profit sharing plans, benefit plans including, without limitation, any disability, medical, dental, workers compensation, health insurance, life insurance, vacation, benefits plans, incentive plans, fringe benefit plans and any other material plans, programs, agreements or arrangements which provide benefits to any current or former employee of Acquiror (collectively, "Acquiror Plans"). With respect to each Acquiror Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Acquiror Plan have been satisfied in all material respects. All the accrued obligations of Acquiror, whether arising by operation of law, by contract or by past custom, for payments by Acquiror to any 401k plan or other employee benefit plan, trust or other funds or any governmental agency with respect to unemployment compensation benefits, vacation and sick time pay, social security benefits or any other benefits for employees of Acquiror shall have been paid prior to the Closing. All contributions, premiums or other payments due from the Acquiror to (or under) any Acquiror Plan have been fully paid or adequately provided for on the books and financial statements of Acquiror. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

3.17     Employment Matters.

         (a) Schedule 3.17 contains a description of any written or oral employment agreements, labor agreements, consulting agreements or termination or severance agreements to which Acquiror is a party.

         (b) Acquiror has complied in all respects with all Laws relating to employment, including without limitation all Laws concerning equal employment opportunity, nondiscrimination, leaves and absences, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. To Acquiror's knowledge, no executive, key employee or group of employees has any plans to terminate employment with Acquiror. Acquiror has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Acquiror has not committed any unfair labor practice. To Acquiror's knowledge, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of Acquiror.

         (c) The consummation of the transactions contemplated herein will not result in (i) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Acquiror may be entitled, (ii) the forgiveness of any indebtedness of any employee, director or independent contractor of Acquiror or (iii) any cost becoming due or accruing to Acquiror or Target with respect to any employee, director or independent contractor of Acquiror.

3.18 Related Party Transactions. Schedule 3.18 lists all contracts and agreements between Acquiror, on one hand, and any of Acquiror's shareholders employees, officers, or directors of Acquiror or member of his or her immediate family, on the other. All such contracts and agreements will, except as noted on Schedule 3.18, be terminated immediately prior to the Closing. None of Acquiror's shareholders employees, officers, or directors of Acquiror or member of his or her immediate family owns any asset, tangible or intangible, that is used in the business of Acquiror.

3.19 Insurance. Acquiror's policies of fire, liability and other forms of insurance covering Acquiror are of the type, coverage and in such amounts as are customary of Acquiror's business, and are duly enforceable through the Closing Date.

3.20 Compliance with Laws. Acquiror has complied with, are not in violation of, and have not received any notices of violation with respect to, any Laws with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

3.21 Real Property. Acquiror does not lease any real property. Schedule 3.21 lists and describes briefly all real property that Acquiror owns ("Acquiror Real Property"). With respect to the Acquiror Real Property:
         (a) Acquiror has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restrictions, and there are no parties (other than Acquiror) in possession of or using the Acquiror Real Property.

3.22 Brokers' and Finders' Fees. Acquiror has no liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Target or Signing Stockholders could become liable or obligated.

3.23 Inventory. The material inventory of Acquiror consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Acquiror.

3.24 Customers and Suppliers. Schedule 3.24 lists (a) the 10 largest customers and suppliers of Acquiror for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales and percentage of materials or services attributable to such customer or supplier, respectively and
         (b) any additional current customers and suppliers that Acquiror anticipates will be among the 10 largest customers and suppliers for the current fiscal year. No customer or supplier listed on Schedule
         3.24 has indicated that it will stop, or decrease the rate of, buying or supplying, as the case may be, materials, products or services from Acquiror.

3.25 Material Contracts. Schedule 3.25 lists all material contracts and other agreements, whether written or oral, to which Acquiror is a party or by which it is bound (collectively, the "Acquiror Material Contracts"). Acquiror has delivered to Target a correct and complete copy of each written agreement listed in Schedule
         3.25 and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.25. With respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable and in full force and effect; (b) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default; (d) no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (e) no party has repudiated any provision of the agreement.

3.26 Complete Copies of Materials. Acquiror has delivered or made available true and complete copies of each document which has been requested by Target or its counsel in connection with their legal and accounting review of Acquiror.

3.27 Representations Complete. None of the representations or warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.28 Projections. Acquiror and Merger Sub each acknowledge and agree that neither Target nor the Signing Stockholders makes any representations or warranties (express, implied, at common law, statutory or otherwise) with respect to the accuracy or completeness of any projections, financial or otherwise, now, previously or hereafter made available to Acquiror and Merger Sub in connection with this Agreement. Acquiror and Merger Sub each acknowledge and agree that each has fully conducted and is relying exclusively upon (a) the Target's and Signing Stockholder's representations and warranties contained in Section 2 of this Agreement and (b) their own inspections and investigation as to the condition and suitability of the business, assets, real and personal properties, Liabilities, results of operations, condition (financial or otherwise) and prospects of Target.

                                    ARTICLE 4

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

4.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 7.1 or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Acquiror), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to (i) pay debts and Taxes when due subject to good faith disputes over such debts or Taxes,
         (ii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not, cause or permit any of the following without the prior written consent of
         Acquiror:

         (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

         (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

         (c) Material Contracts. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

         (d) Stock Option Plans, etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

         (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

         (f) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of nonexclusive licenses in the ordinary course of business consistent with past practice;

         (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

         (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business;

         (i) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

         (j) Leases. Enter into any operating lease requiring payments in excess of $5,000 per year;

         (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 individually or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

         (l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $10,000 in the aggregate;

         (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

         (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

         (o) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of nonofficer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in ERISA Section 3(3) that may be required by law;

         (p) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

         (q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to such entity's business;

         (r) Taxes. Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

         (s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

         (t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

4.2 Target Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Code, the COBRA, and other applicable law in connection with the transactions provided for in this Agreement.

4.3 Conduct of Business of Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 7.1 or the Effective Time, Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Target), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Acquiror further agrees to (i) pay debts and Taxes when due subject to good faith disputes over such debts or Taxes,
         (ii) subject to Target's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Acquiror agrees to promptly notify Target of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Acquiror. Without limiting the foregoing, except as expressly contemplated by this Agreement, Acquiror shall not, cause or permit any of the following without the prior written consent of
         Target:

         (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

         (b)      Dividends; Changes in Capital Stock. Except as set forth on
                  Section 3.2 of the Acquiror Disclosure Schedule, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

         (c) Material Contracts. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

         (d) Stock Option Plans, etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

         (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Acquiror Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

         (f) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of nonexclusive licenses in the ordinary course of business consistent with past practice;

         (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

         (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business;

         (i) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

         (j) Leases. Enter into any operating lease requiring payments in excess of $5,000 per year;

         (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 individually or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Acquiror Financial Statements;

         (l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $10,000 in the aggregate;

         (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

         (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

         (o) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of nonofficer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in ERISA Section 3(3) that may be required by law;

         (p) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

         (q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to such entity's business;

         (r) Taxes. Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

         (s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

         (t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

4.4 Acquiror Notices. Acquiror shall give all notices and other information required to be given to the employees of Acquiror, any collective bargaining unit representing any group of employees of Acquiror, and any applicable government authority under the National Labor Relations Act, the Code, the COBRA, and other applicable law in connection with the transactions provided for in this Agreement.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS
                              ---------------------

5.1      No Solicitation.

         (a) Target will not: (i) solicit, initiate or encourage the submission of any proposal or offer relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Target (including any acquisition structured as a merger, consolidation or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information, assist or

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

                  participate in, or facilitate in any other manner any effort or attempt to do or seek any of the activities under Section 5.1(a)(i) of this Agreement. Target will notify Acquiror immediately if any third-party makes any proposal, offer, inquiry or contact in this regard.

         (b) Acquiror will not: (i) solicit, initiate or encourage the submission of any proposal or offer relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Acquiror (including any acquisition structured as a merger, consolidation or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information, assist or participate in, or facilitate in any other manner any effort or attempt to do or seek any of the activities under Section 5.2(b)(i) of this Agreement. Provided however, that prior to obtaining the approval of Acquiror's shareholders with respect to merger, Acquiror may take any of the actions described in Sections 5.2(b)(i) and (ii) above in response to a bona fide written unsolicited acquisition proposal if, but only if, such person has submitted an unsolicited acquisition proposal which did not result from a violation of Acquiror's obligations under Sections 5.2(b)(i) and (ii). Acquiror will notify Target immediately if any third-party makes any proposal, offer, inquiry or contact in this regard. If Acquiror's board of directors determines that such acquisition proposal constitutes a proposal superior to the terms of the Merger, Target shall be immediately notified of such determination. If such a determination is made, Acquiror's board of directors may approve or recommend the such acquisition proposal and may enter into an agreement regarding such acquisition proposal provided that Acquiror's board of directors has determined in good faith, that taking such action is required in order for the members of Acquiror's board of directors to comply with their fiduciary duties to Acquiror's shareholders under applicable law and this Agreement has been terminated in accordance with Section 7.1(g).

5.2 Shareholders Meeting or Consent Solicitation. Target shall promptly after the date hereof take all actions necessary to call a meeting of its shareholders to be held for the purpose of voting upon this Agreement and the Merger. Target will, through its Board of Directors, recommend to its shareholders approval of such matters as soon as

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

         practicable after the date hereof. Target shall use all reasonable efforts to solicit from its shareholders proxies or consents in favor of such matters. Neither Target nor any of the Signing Stockholders shall take any action, directly or indirectly, to cause or promote any Target shareholder to exercise dissenters' rights in accordance with the Minnesota Law, Sections 302A.471 and 302A.473.

5.3      Access to Information.

         (a) Target will permit representatives of Acquiror to have full access, at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to Target. Acquiror will permit representatives of Target to have full access, at all reasonable times, and in a manner so as not to interfere with the normal business operations of Acquiror, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to Acquiror.

         (b) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.4 Confidentiality. Any information concerning the business and affairs of Target that is not already generally available to the public is considered to be confidential information (the "Target Confidential Information"). The Signing Stockholders will treat and hold as such all of the Target Confidential Information and refrain from using any of the Target Confidential Information except in connection with this Agreement and the transactions contemplated by this Agreement or with the written consent of Acquiror.

5.5 Public Disclosure. Unless otherwise permitted by this Agreement and except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior


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

         approval of the other (which approval shall not be unreasonably withheld). All nonpublic information provided by Acquiror and Target will not be disclosed by either party or their representatives to any third party (other than accountants, counsel and authorized representatives of each party) without the prior written consent of the other, except as may be required by law.

5.6 Consents; Cooperation. Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use its best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal or state antitrust or fair trade law.

5.7 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, Target shall promptly notify Acquiror, by written update to its Disclosure Schedule, of (i) the occurrence or nonoccurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or
         (ii) the failure of Target to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.7 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice, provided that such party, within 10 days after receipt of such notice, advises the other party of its objection to the matter disclosed in such notice and the nature of such objection.

5.8 Irrevocable Proxies. Each of the Signing Stockholders shall execute and deliver to Acquiror an Irrevocable Proxy substantially in the form of Exhibit B attached hereto concurrently with the execution of this Agreement with each such proxy, if not terminated sooner, terminating on December 31, 2004.

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

5.9 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

5.10 Tax-Free Reorganization. Neither Target, Acquiror nor Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

5.11 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Total Acquiror Shares.

5.12 Additional Agreements; Best Efforts. Each of the parties agrees to use their best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Target described in Section 5.2, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the constituent corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

5.13 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs, Acquiror shall use reasonable efforts to give full credit for eligibility or vesting for each participant's period of service with Target.

5.14 Preparation of Tax Return. Acquiror agrees to cause Surviving Corporation to timely prepare federal and state tax returns for the Target's tax year ending as a result of the Merger. Acquiror agrees to provide the Stockholders' Representative (as defined in Section 8.8) an opportunity to review and comment upon such returns prior to filing. Acquiror agrees not to cause Surviving Corporation to amend the federal and state tax returns of Target without the consent of Stockholders' Representative.

5.15 Sales, Transfer and Other Taxes. Any sales, transfer, purchase, use, real estate, excise or other Taxes (excluding income Taxes) that may be payable by reason of the sale, transfer or conveyance of the Total Acquiror Shares will be paid by the Signing Stockholders.

5.16 Royalty Payments. Prior to the Closing Date, all royalty payments payable to Jeff Zernov from Target shall have been terminated. Neither Acquiror nor the Surviving Corporation shall have any liability to Jeff Zernov for any such royalty payments.

                                    ARTICLE 6

                            CONDITIONS TO THE MERGER
                            ------------------------

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

         (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

         (b) Governmental Approval. Acquiror and Target shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby.

         (c) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror shall have been made.

         (d) Approval of Acquiror's Shareholders. This Agreement and the Merger shall have been approved and adopted by the holders of at least a majority of the oustanding shares of Acquiror Common Stock outstanding as of the record date set for the Acquiror's shareholders meeting or solicitation of shareholder consents.

6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

         (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

         (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by a duly authorized officer stating that the conditions set forth in
                  Section 6.2(a) have been fulfilled.

         (c) Third Party Consents. Target shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger set forth on Schedule 2.3.

         (d) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel substantially in the form attached as Exhibit C hereto.

         (e) Resignation of Directors. Each of the directors of Acquiror designated by Target shall resign their office effective immediately following the Closing. The remaining directors of Acquiror will elect replacements, effective immediately following the Closing, for each of the resigning directors, with such replacements, and the class in which each replacement shall be placed, to be designated by Target. The Stockholders' Representative shall name a replacement for any such replacement directors designated by Target that for any reason cannot serve on Acquiror's Board of Directors upon the consummation of the Merger.

         (f) Kiphart Investment. Effective as of the Closing, Richard P. Kiphart shall purchase that number of whole shares of Acquiror Common Stock for an aggregate purchase price of approximately $1,000,000 at a price per share equal to the lower of the (a) 70% of the average closing price per share of Acquiror's Common Stock on the Nasdaq Small Cap Market over the 30 calendar day period preceding the date hereof and (b) 70% of the average closing price per share of Acquiror's Common Stock on the Nasdaq Small Cap Market over the 30 calendar day period preceding the day prior to the Closing Date; provided that the price per share shall not be lower than $1.53. The Stockholders' Representative shall have been delivered an irrevocable proxy terminating after 2 years to vote such shares of Acquiror Common Stock.

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

         (g) Amendment to Articles of Incorporation. Acquiror shallhave amended its Articles of Incorporation to authorize the issuance of up to 50,000,000 shares of capital stock of Acquiror.

         (h) Escrow Agreement. Target shall have received an copy duly executed by Escrow Agent and Acquiror of the Escrow Agrement substantially in the form attached as Exhibit F hereto.

         (i) Name Change. Acquiror shall have amended its Articles of Incorporation to change its name to a name designated by Target.

         (j) Delivery of Certain Documents. At the Closing, Acquiror shall have delivered to Target all of the following:

                  (i) Copies of all third party and governmental consents and approvals referenced in Sections 6.1(c) and 6.2(c) above;

                  (ii) A copy of the Articles of Incorporation of Acquiror, certified by the Secretary of State of the State of Minnesota, and a Certificate of Good Standing from the Secretary of State of the State of Minnesota evidencing the good standing of Acquiror, each dated as of a recent date; and

                  (iii) Such other certificates, documents and instruments as Acquiror reasonably requests relating to the transactions contemplated hereby.

6.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

         (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

         (b) Certificate of Acquiror. Acquiror shall have been provided with a certificate executed on behalf of Target by a duly authorized officer stating that the conditions set forth in
                  Section 6.3(a) have been fulfilled.

         (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger set forth on Schedule 2.3.

         (d) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

         (e) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form attached hereto as Exhibit D.

         (f) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target.

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

         (g) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit E.

         (h) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

         (i) Proprietary Information and Inventions Agreements. All of the employees of Target shall have entered into a Proprietary Information and Inventions Agreements in a form reasonably acceptable to Acquiror.

         (j) Tax Free Transaction. The Merger shall qualify as a "tax free transaction" in accordance with Section 368 of the Code, as amended, and the Treasury Regulations thereunder.

         (k) Employee Benefits Plans. Target shall terminate its Employee Benefits Plans set forth on Schedule 2.15 effective as of a date prior to the Closing and shall take all necessary steps to effect such termination following the Closing, in compliance with the requirements of ERISA.

         (l) Zernov Employment Agreement. Jeff Zernov shall have entered into an Employment Agreement in a form mutually acceptable to Acquiror and Jeff Zernov.

         (m) Technology Assignment Agreement. All current and former employees and consultants of Target shall have assigned all right, title and interest in and to any Target Intellectual Property to Target.

         (n) Delivery of Certain Documents. At the Closing, Target shall have delivered to Acquiror all of the following:

                  (i) Copies of all third party and governmental consents and approvals referenced in Sections 6.1(c) and 6.3(c) above;

                  (ii) Target's minute books, stock transfer records, corporate seal and other materials relating to Target's corporate administration;

                  (iii) A copy of the Articles of Incorporation of Target, certified by the Secretary of State of the State of Minnesota, and a Certificate of Good Standing from the Secretary of State of the State of Minnesota evidencing the good standing of Target, each dated as of a recent date; and

                  (iv) Such other certificates, documents and instruments as Acquiror reasonably requests relating to the transactions contemplated hereby.

         (o) Release of Security Interests. Target shall have obtained UCC-3 Releases or similar termination statements with respect to all security interests set forth on Schedule 6.3(o).

         (p) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of at least 98% of the shares of Target Common Stock outstanding as of the record date set for the Target Shareholders Meeting or solicitation of shareholder consents.

         (q) Escrow Agreement. Acquiror shall have received an copy duly executed by Escrow Agent, Target and the Signing Stockholders of the Escrow Agrement substantially in the form attached as Exhibit F hereto.



                                       69
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                                    ARTICLE 7

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER
                   -------------------------------------------

7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

         (a) by mutual written consent duly authorized by the Board of Directors of Acquiror and Target;

         (b) By either Acquiror or Target, if the Closing shall not have occurred on or before December 31, 2004 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

         (c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Target by written notice from Acquiror of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement, or (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing;

         (d) by Target, if (i) Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice from Target of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement, or (ii) the Board of Directors of Acquiror shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Target or shall have resolved to do any of the foregoing;

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

         (e) by Acquiror if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

         (f) by Target if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; or

         (g) by Acquiror, if Acquiror enters into a definitive agreement for a superior proposal as described in Section 5.1(b) and has otherwise complied with all provisions of Section 5.1(b), provided, however, that Acquiror shall pay to Target, within 30 days of such termination by Acquiror, a termination fee of $125,000 and shall reimburse Target for reasonably incurred expenses (including without limitation attorneys' fees and accounting fees) up to a maximum of $100,000.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any of the Signing Stockholders, or Acquiror or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by such party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this
         Section 7.2 shall remain in full force and effect and survive any termination of this Agreement, and except that if either Party commits a breach of this Agreement prior to such termination, the other Party will be entitled to the remedy of specific performance in addition to any and all other available legal or equitable remedies (including, without limitation, damages).

7.3 Expenses and Termination Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense. If Target has paid or pays any such fees and/or expenses incurred by the Signing Stockholders, then the Signing Stockholders shall reimburse Target or the Surviving Corporation for the amounts so paid; PROVIDED, HOWEVER, that such payment shall, if not promptly paid by the Signing Stockholders, be subject to recovery from the Escrow Shares in accordance with the provisions of

         Article 8 hereof. If the Surviving Corporation receives any invoices for amounts incurred by the Signing Stockholders and the Closing has occurred, the Surviving Corporation may pay such fees, and the Signing Stockholders shall reimburse the Surviving Corporation for the amounts so paid; PROVIDED, HOWEVER, that such payment shall, if not promptly reimbursed by the Signing Stockholders, be subject to recovery from the Escrow Shares in accordance with the provisions of Article 8 hereof.

7.4 Amendment. This Agreement may be amended at any time prior to the Effective Date upon the written consent of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Common Stock.

7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

8.1 Time Limitations. A claim for indemnification pursuant to Section 8.3(b) must be made in writing to the Stockholders' Representative on or before the third anniversary of the Closing Date, other than with respect to claims based on a breach of the representations and warranties set forth in Sections 2.13 and 2.14, which must be made in writing to the Stockholders' Representative within 30 days after the expiration of the applicable statute of limitations relating to the matters covered by such representations and warranties. A claim for indemnification pursuant to Section 8.4(b) must be made in writing to Acquiror on or before the on or before the third anniversary of the Closing Date, other than with respect to claims based on a breach of

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

         the representations and warranties set forth in Sections 3.14 and 3.15, which must be made in writing to the Acquiror within 30 days after the expiration of the applicable statute of limitations relating to the matters covered by such representations and warranties. Notwithstanding the foregoing or any other provision to the contrary contained herein, there will be no time limitation regarding claims (a) based on a breach of the representations and warranties set forth in Sections 2.3, 2.11,
         3.3 and 3.12 or (b) for indemnification brought pursuant to Sections 8.3(a) or 8.4(a).

8.2 Amount Limitations. No indemnification claim may be asserted by either Party pursuant to Sections 8.3 or 8.4 until such Party has suffered Losses (as defined below) in excess of $75,000 (after which point such Party will only be entitled to indemnification from and against such further Losses). Each Party's obligation to indemnify the other pursuant to Sections 8.3 or 8.4 will be limited to, and capped at an amount equal to the Purchase Price (after which point such Party will have no obligation to indemnify from and against any further Losses). The Parties will make appropriate adjustments for actual Tax benefits and for proceeds actually received pursuant to insurance and third-party indemnification in determining Losses for purposes of this
         Article 8.

8.3 Indemnification by Signing Stockholders. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror may have as a result of such investigation or otherwise, and subject to the limitations provided in Sections 8.1 and 8.2, the Signing Stockholders, jointly and severally, will indemnify, defend and hold harmless Acquiror and the Surviving Corporation (and each of their former, present and future officers, directors, employees, agents, shareholders, members, contractors, subcontractors, licensees, invitees, attorneys and all of their heirs and representatives), and each of their successors and assigns from and against all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, Taxes, Security Interests, losses, expenses and fees, including all litigation costs and reasonable attorneys' fees and expenses ("Losses") (excluding incidental and consequential damages) caused by or arising out of:

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

         (a) Any breach or default in the performance by any of Target or Signing Stockholders of any covenant or agreement of any of Target or Signing Stockholders contained in this Agreement; or

         (b) Any breach of any warranty or representation made by any of Target or Signing Stockholders herein or in any schedule or exhibit hereto, or in any certificate or other instrument delivered by or on behalf of any of Target or Signing Stockholders pursuant hereto.

         Acquiror shall recoup all of its Losses first from the Escrow Fund and then directly from the Signing Stockholders.

8.4 Indemnification by Acquiror. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror may have as a result of such investigation or otherwise, and subject to the limitations provided in Sections 8.1 and 8.2, Acquiror will indemnify and hold harmless all Target Shareholders immediately prior to Closing (and all of their heirs and representatives), but not including the Dissenting Shareholders, from and against any Losses (excluding incidental and consequential damages) caused by or arising out of:

         (a) Any breach or default in the performance by Acquiror of any covenant or agreement of Acquiror contained in this Agreement; or

         (b) Any breach of warranty or representation made by Acquiror herein or in any schedule or exhibit hereto, or in any certificate or other instrument delivered by or on behalf of Acquiror pursuant hereto.

8.5      Matters Involving Third Parties.

         (a) If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 8, then the Indemnified Party will promptly notify each Indemnifying Party in writing. Delay on the part of the Indemnified Party in notifying any Indemnifying Party will not relieve the Indemnifying Party from their obligation unless (and then solely to the extent) the Indemnifying Party is prejudiced.

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

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.5(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) If any of the conditions in Section 8.5(b) is not or is no longer satisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 8.

8.6 Escrow Fund. As security for the indemnity provided for in Section 8.3, 10% of the Total Acquiror Shares issuable pursuant to Section 1.6(a) shall be deposited by Acquiror in an escrow account with a mutually acceptable person or institution as Escrow Agent (the "Escrow Agent"), as of the Closing Date, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be entered into between the Escrow Agent and the Parties, provided, that the term of the Escrow Agreement shall be for a period of 24 months following the Closing Date. The Escrow Fund shall be allocated among the former Target Shareholders on a pro-rata basis in accordance with the number of shares of Target Common Stock held by the former Target Shareholders at the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of this Article 8, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Losses covered by the indemnity provided for in Section 8.3.

8.7 Exclusive Remedy. In the absence of fraud the right of the Parties to assert indemnification claims and receive indemnity payments under this Agreement is the sole and exclusive right and remedy exercisable by the Parties with respect to any Losses arising out of any breach by any Party of any representation, warranty, covenant or agreement of such Party set forth in this Agreement or otherwise relating to this Agreement and the contemplated transactions. No Party will have any other remedy (statutory, equitable, common law or otherwise) against any other Party with respect to such matters, and all such other remedies are hereby waived. Without limiting the foregoing, each of the Parties acknowledges and agrees that it will not have any remedy after the Closing for any breach of any representation, warranty, covenant or agreement set forth in


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

         this Agreement, except as expressly provided in this Article 8.

8.8      Stockholders' Representative.

         (a) Jeff Zernov shall be constituted and appointed as agent ("Stockholders' Representative") for and on behalf of the Target shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. The Stockholders' Representative may resign upon 30 days notice to the parties to this Agreement and the former Target Shareholders. No bond shall be required of the Stockholders' Representative, and the Stockholders' Representative shall receive no compensation for his services. Notices or communications to or from the Stockholders' Representative shall constitute notice to or from each of the Target shareholders. If Jeff Zernov is unable to serve as Stockholders' Representative then, subject to the terms and conditions of this Agreement, Tony Capra shall serve as Stockholders' Representative. If Tony Capra is unable to serve as Stockholders' Representative, then, subject to the terms and conditions of this Agreement, Dean Capra shall serve as Stockholders' Representative.

         (b) The Stockholders' Representative shall not be liable for any act done or omitted hereunder as Stockholders' Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target shareholders shall severally indemnify the Stockholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Representative and arising


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

                  out of or in connection with the acceptance or administration of his duties hereunder.

         (c) The Stockholders' Representative shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Representative shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         (d) Each of the Target shareholders hereby irrevocably appoints the Stockholders' Representative as his, her or its true and lawful attorney-in-fact and proxy, with full power of substitution for and in his name, to vote and otherwise act with respect to all of his, hers or its shares of capital stock of the Acquiror held in the Escrow Fund, at any meetings of stockholders of the Acquiror (or by written action in lieu thereof) and at any other time such shares are required to or may be voted or acted upon.

         (e) It is understood and agreed that the appointment and proxy granted by the each shareholder in Section 8.8(d) above is irrevocable and is coupled with an interest within the meaning of Minn. Stat. ss. 302A.449. The proxy granted in Section 8.8(d) above will not terminate by operation of law, or by death, bankruptcy or adjudication of incompetence or insanity of any Target shareholder or the occurrence of any other event except upon the distribution of such shares to the Target shareholders and then only with respect to such shares distributed. All shares remaining in the Escrow Fund shall remain subject to the proxy granted in Section 8.8(d) above.

8.9 Actions of the Stockholders' Representative. A decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Representative as being the decision, act, consent or instruction of each and every such Target


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

         shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Representative.


















































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                                    ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

9.1 Notices. Any notice, offer, request, demand, claim or other communication provided for by this Agreement must be in writing and will be deemed given or delivered when delivered by hand, transmitted by facsimile or three days after the day when deposited in the United States mail, certified or registered, return receipt requested, postage prepaid and properly addressed to the intended recipient as set forth below:

         if to Acquiror or Merger Sub, to:

         Photo Control Corporation
         4800 Quebec Avenue North
         Minneapolis, MN 55428
         Attention:     President
         Facsimile No.: (650) 812-6246

         with a copy to:

         Gray Plant Mooty
         500 IDS Center
         80 South Eighth Street
         Minneapolis, MN 55402
         Attention:     J.C. Anderson
         Facsimile No.: (612) 632-4002

         if to Target or Stockholders' Representative, to:

         Nature Vision, Inc.
         213 4th Street NW
         Brainerd, MN 54601
         Attention:     Jeff Zernov
         Facsimile No.: (218) 825-0721

         with a copy to:

         Willeke & Daniels
         201 Ridgewood Avenue
         Minneapolis, MN 55403
         Attention:     Donald C. Willeke
         Facsimile No.: (612) 870-0689

         Any Party may send any notice, request, demand, claim or other communication to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication will be deemed


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

         to have been duly given unless and until it actually is received by the intended recipient.

9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have knowledge of such matters. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target Shareholders and optionholders to receive the consideration set forth in Article 1 of this Agreement.

9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal,


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

         void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Hennepin County, Minnesota, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined there. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party. Each Party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.









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

9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
9.10 Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement.

         IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized and the Stockholders' Representative and the Signing Stockholders have executed this Agreement, all as of the date first written above.

 "ACQUIROR":

PHOTO CONTROL CORPORATION                   "STOCKHOLDERS' REPRESENTATIVE"

s/s: Curtis Jackels                         s/s: Jeff Zernov
     -----------------------------               ------------------------------

By:                                         By:
     -----------------------------               ------------------------------
     Its: President
          ---------                         "SIGNING STOCKHOLDERS"

"MERGER SUB"                                s/s: Dean Capra
                                                 ------------------------------

PC ACQUISITION, INC.:                       By:
                                                 ------------------------------

s/s: Curtis Jackels                         s/s: Tony Capra
     -----------------------------               ------------------------------

By:                                         By:
     -----------------------------               ------------------------------
     Its: President
          ---------

"TARGET":

NATURE VISION, INC.

s/s: Jeff Zernov
     -----------------------------

By:
     -----------------------------
     Its: President
          ---------



















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